UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

45 West 36th Street, NY, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 17, 2011, Mr. Elliot Maza is relinquishing his duties as President of Intellect Neurosciences, Inc. The change does not result from any disagreements between the Company and Mr. Maza.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC.

By:	/s/ Daniel Chain
Name:	Daniel Chain
Title:	Chief Executive Officer

Dated:  October 17, 2011